UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2011

WIZARD WORLD, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 Avenue of the Americas, 2nd Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(646) 801-5572
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 21, 2011, Wizard World, Inc. (the “Company”) entered into a subscription agreement (the “Agreement”) with one investor, the Michael Mathews 2011 Children’s GRAT (the “Trust”).  Michael Mathews is the Company’s Executive Chairman.  Pursuant to the terms of the Agreement, the Company issued 357,143 shares of the Company’s common stock, par value $0.001 per share, at a per share subscription price of $0.70 per share, for a total subscription price of $250,000.00.

The foregoing description of the Agreement is not intended to be complete and is qualified in their entirety by the complete text of the document itself.

Item 3.02. Unregistered Sales of Equity Securities.

See Item 1.01 above.

The Company is relying on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of our securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder.  The transaction does not involve a public offering, the Trust is an “accredited investor” and/or qualified institutional buyer and has access to information about us and its investment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZARD WORLD, INC.

Date: December 23, 2011	By:	/s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer